Exhibit 10.1

AGREEMENT

THIS AGREEMENT (“Agreement”), dated the 5th day of December, 2006, is made by and between Gateway, Inc., a Delaware corporation (“Gateway”), on the one hand, and Scott Galloway (“Mr. Galloway”) and Firebrand Partners III, LLC (together with Mr. Galloway, and their respective affiliates, “Firebrand”), Harbinger Capital Partners Master Fund I, Ltd. (“HCPF”) and Harbinger Capital Partners Special Situations Fund, L.P. and its affiliates, including, without limitation, its affiliates listed on the signature pages hereto (together with HCPF, “Harbinger,” and collectively with Firebrand, the “H/F Group”), on the other.

WHEREAS, the H/F Group are parties to a Confidentiality Agreement with Gateway, dated September 25, 2006 (the “Confidentiality Agreement”);

WHEREAS, the H/F Group has filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”) on August 21, 2006, as amended on September 29, 2006, October 26, 2006, November 1, 2006 and as may be amended from time to time (the “Schedule 13D”);

WHEREAS, the H/F Group has sought representation on the Board of Directors of Gateway (the “Board”) and other corporate governance changes and Gateway is willing to undertake the Board composition and other corporate governance changes set forth herein; and

WHEREAS, Gateway and the H/F Group have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

1. Representations and Warranties of the H/F Group. The H/F Group hereby represents and warrants to Gateway as follows:

(a)	The H/F Group has beneficial ownership of 39,950,000 shares of common stock of Gateway and has full power and authority to enter into this Agreement and to bind the entire number of shares of the common stock of Gateway which it holds, or may hold, including any shares purchased in the future, to the terms of this Agreement;

(b)	This Agreement constitutes a valid and binding obligation of the H/F Group. No “affiliate” or “associate” (as such terms are defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the H/F Group, except as disclosed in the Schedule 13D as of the date hereof, beneficially owns any shares or rights to acquire shares of common stock of Gateway;

(c)	There are no arrangements, agreements or understandings between the H/F Group on the one hand and Gateway on the other, except as set forth in this Agreement and the Confidentiality Agreement;

(d)	There are no arrangements, agreements or understandings among Harbinger, Firebrand and Mr. Galloway with respect to Gateway or its securities that are required to be set forth in the Schedule 13D other than as set forth in the Schedule 13D;

(e)	There are no arrangements, agreements or understandings between Mr. Galloway on the one hand and any other party (including, but not limited to, Harbinger or its affiliates) that conflict with or interfere with Mr. Galloway’s ability to fulfill his obligations and perform his duties as a director of Gateway in any material respect; and

(f)	The H/F Group will immediately withdraw its demand letter dated November 2, 2006 made pursuant to Section 220 of the Delaware General Corporation Law.

2. Representations and Warranties of Gateway. Gateway hereby represents and warrants to the H/F Group, as follows:

(a)	Gateway has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Gateway has been duly authorized by the Board and requires no further Board or stockholder action;

(b)	This Agreement constitutes a valid and binding obligation of Gateway and the performance of its terms does not constitute a violation of its certificate of incorporation or bylaws; and

(c)	The 2007 Annual Meeting of Stockholders of Gateway (the “2007 Annual Meeting”) is scheduled to be held during the week of May 14, 2007 and Gateway has no reason to believe that the meeting will not occur during such time frame.

3. Directorships. Gateway agrees that:

(a)	On or before December 5, 2006, Mr. Galloway shall be appointed to the Board as a member of Class II of Directors whose term expires at the 2007 Annual Meeting and to the Corporate Governance and Nominating Committee of the Board;

(b)	On or before February 28, 2007, the Board shall increase the size of the Board by one member and appoint an additional director (the “Additional Director”) who shall be mutually acceptable to both Gateway and the H/F Group. Gateway and the H/F Group agree to cooperate and act in good faith in the search for and appointment of an Additional Director by February 28, 2007. If Gateway and the H/F Group are unable to appoint a mutually acceptable director by February 28, 2007, then within 5 business days thereafter, the Corporate Governance and Nominating Committee of the Board shall recommend to the Board a candidate from the then available candidates after consultation with and giving significant weight to the views of the H/F Group and such recommended candidate shall be appointed by the Board as the Additional Director. The Additional Director shall be appointed as Class II Director; and

(c)	Mr. Galloway and the Additional Director will be nominated for re-election to the Board at the 2007 Annual Meeting and there will be no nominations by the Board in excess of the number of seats then available.

4. Corporate Governance. Gateway covenants that:

(a)	The Board shall undertake a review of the Company’s stockholder rights plan and make recommendations with respect thereto prior to the 2007 Annual Meeting; and

(b)	The Board shall review and approve an amendment to its certificate of incorporation and procure the consent of each director to declassify the Board so that each director shall thereafter serve for a term to expire at the next annual meeting of stockholders (the “ Declassification Amendment”) and the Declassification Amendment shall be included in Gateway’s proxy statement for the 2007 Annual Meeting with a favorable recommendation of the Board. The foregoing amendment may provide that the last paragraph in Article Eighth from its Restated Certificate of Incorporation shall remain in effect until December 31, 2007. In addition, the Board shall make, adopt and approve conforming changes to Gateway’s Bylaws with respect to the foregoing.

5. Voting at Meetings of Stockholders; Consent Solicitations. Until the earlier of (i) the date immediately following the 2007 Annual Meeting and (ii) the termination of this Agreement pursuant to Section 7, at all meetings of stockholders, and with respect to any consent solicitation, the members of the H/F Group shall (and shall cause their respective affiliates to) vote, or provide its consent with respect to, all of the shares of Gateway common stock beneficially owned by its members:

(a)	For each of Gateway’s nominees for election to the Board who are on the Board as of the date hereof;

(b)	For the ratification of the appointment of Gateway’s independent auditors;

(c)	For the Declassification Amendment and against any other proposals relating to the declassification of the Board; and

(d)	In other matters, in accordance with the recommendation of the Board; provided that this subsection (d) shall not apply if Mr. Galloway in his capacity as a director voted against such recommendation of the Board.

6. The H/F Group’s Prohibited Conduct. Until the termination of this Agreement pursuant to Section 7, except as described below, the members of the H/F Group shall not, and shall cause their respective affiliates or associates, to not, directly or indirectly:

(a)	Solicit (as such term is used in the proxy rules of the Securities and Exchange Commission) proxies or consents, or participate in any manner in the solicitation of proxies or consents, from Gateway’s stockholders to elect persons to the Board of Directors or to approve stockholder proposals; provided, however, that nothing in this Section 6(a) shall prohibit Mr. Galloway from soliciting proxies or consents in his capacity as a director of Gateway for proposals or actions made at the direction of the Board of Directors;

(b)	Make or be the proponent of any stockholder proposal, whether pursuant to Rule 14a-8 of the Exchange Act or otherwise;

(c)	Seek, alone or in concert with others, to (i) call a meeting of stockholders, (ii) seek representation on the Board of Gateway or its subsidiaries, except as set forth herein, or (iii) the removal of any member of the Gateway Board or any of its subsidiaries; or

(d)	Make any publicly disclosed proposal regarding any of the foregoing, or take, or cause others to take, any action inconsistent with any of the foregoing.

Notwithstanding the foregoing, the provisions of this Section 6 shall not apply, and the H/F Group shall be free to engage in any of the activities otherwise prohibited by this Section 6, in the event any of the following shall occur (and shall be continuing):

i.	The acquisition, directly or indirectly, by any person or group of persons acting as a group (other than the H/F Group) of 50% or more of the then outstanding common stock of Gateway;

ii.	If, in connection with a merger, sale or other business combination or issuance of securities or reorganization transaction involving Gateway, the Members of the Board in office immediately prior to the date of this Agreement constitute less than a majority of the Board; or

iii.	Gateway entering into, any definitive agreement for the merger, sale or other business combination transaction (A) pursuant to which the then outstanding common stock of Gateway would be converted into cash or securities of another person or group of persons acting as a group (other than the H/F Group) with the result that 50% or more of the then outstanding common stock of Gateway would be owned by persons other than the then current holders of the common stock of Gateway or (B) which would result in all or a substantial portion of Gateway’s assets being sold to any person or group (other than the H/F Group).

7. Termination. This Agreement shall terminate on December 31, 2007.

8. Changes in Class of Directors. In connection with the appointment of Mr. Galloway to the Board, the parties agree that Mr. Doug Lacey, Director, will be moved to Class I of Directors.

9. Public Announcement. The parties shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release, which press release shall be in a form reasonably satisfactory to the H/F Group and Gateway; however, neither party shall disclose the existence of this Agreement until the press release is issued.

10. Remedies. Gateway and the H/F Group acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party’s rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

11. Notices. All notice requirements and other communications shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to Harbinger, Firebrand, Gateway and Mr. Galloway as follows:

Gateway:

Gateway, Inc.

7565 Irvine Center Drive

Irvine, California 92618

Facsimile: (949) 471-7014

Attention: Michael Tyler

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Facsimile: (213) 687-5600

Attention: Brian J. McCarthy

Harbinger

Harbinger Capital Partners

555 Madison Avenue, 16th Floor

New York, NY 10022

Facsimile: 212-508-3721

Attn: Philip Falcone

with copies to (which shall not constitute notice):

One Riverchase Parkway South

Birmingham, AL 35244

Facsimile: 205-987-5505

Attention: General Counsel

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Facsimile: (212) 757-3990

Attention: Raphael M. Russo, Esq.

Firebrand

Firebrand Partners III, LLC

40 West 4th Street, Suite 904

New York, New York 10012

Attention: Scott Galloway

Mr. Galloway

Mr. Scott Galloway

40 West 4th Street, Suite 904

New York, New York 10012

with a copy to (which shall not constitute notice):

Hogan & Hartson

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Stuart G. Stein, Esq.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements (other than the Confidentiality Agreement, except as noted herein), understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

13. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

16. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

18. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

19. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

20. Consent to Jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any state court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

21.	Expenses. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

[Signature Page Follows]

Gateway, Harbinger and Firebrand each indicate its agreement with the foregoing by signing and returning one copy of this agreement, whereupon this letter agreement will constitute their agreement with respect to the subject matter hereof.

Accepted to and Agreed, as of the date first written above:

GATEWAY, INC.

By:	/s/ Richard D. Snyder
Name:
Title:	Chairman

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners Offshore Manager, LLC Investment Manager

By:	HMC Investors, L.L.C. Managing Member

By:	/s/ Joel B. Prassiuts
Name: Joel B. Prassiuts
Title: Vice President

HARBINGER CAPITAL PARTNERS OFFSHORE MANAGER, L.L.C.

By:	HMC Investors, L.L.C. Managing Member

By:	/s/ Joel B. Prassiuts
Name: Joel B. Prassiuts
Title: Vice President

HMC INVESTORS, L.L.C.

By:	/s/ Joel B. Prassiuts
Name: Joel B. Prassiuts
Title: Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC General Partner

By:	HMC – New York, Inc. Managing Member

By:	/s/ William R. illegible
Name:
Title:

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, LLC

By:	HMC – New York, Inc. Managing Member

By:	/s/ William R. illegible
Name:
Title:

HMC – NEW YORK, INC.

By:	/s/ William R. illegible
Name:
Title:

HARBERT MANAGEMENT CORPORATION

By:	/s/ William R. illegible
Name:
Title:

FIREBRAND PARTNERS III, LLC

By:	/s/ Scott Galloway
Name:
Title: Managing Member

/s/ Scott Galloway
Scott Galloway